Exhibit 23.2



			 INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Comcast Corporation on Form S-3 of our report dated February 22, 1996 relating to the combined financial statements of Scripps Cable, appearing in Amendment Number 3 dated May 10, 1996 to the Current Report on Form 8-K of The E.W. Scripps Company dated December 28, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Cincinnati, Ohio
June 12, 1996